Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 333-73293 of Republic Bancshares, Inc. on Form S-8 of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of Republic Bancshares, Inc. for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

March 8, 2004

Tampa, Florida